As filed with the Securities and Exchange Commission on October 19, 2001
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                  ---------------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                  ---------------------------------------------



                        UNITED TENNESSEE BANKSHARES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    TENNESSEE
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   62-1710108
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                                 344 W. BROADWAY
                          NEWPORT, TENNESSEE 37821-0249
                                 (423) 623-6088
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

      NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION LONG-TERM INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                          RICHARD G. HARWOOD, PRESIDENT
                        UNITED TENNESSEE BANKSHARES, INC.
                                 344 W. BROADWAY
                          NEWPORT, TENNESSEE 37821-0247
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (423) 623-6088
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                   COPIES TO:
                            JAMES C. STEWART, ESQUIRE
                STRADLEY RONON HOUSLEY KANTARIAN & BRONSTEIN, LLP
                         1220 19th Street NW, Suite 700
                              Washington, DC 20036

                                          CALCULATION OF REGISTRATION FEE
=================================================================================================================
   Title Of                                        Proposed Maximum          Proposed Maximum      Amount Of
Securities To                 Amount To Be          Offering Price              Aggregate         Registration
Be Registered                 Registered(1)          Per Share(2)             Offering Price          Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock,
no par value                    27,000               $   8.70                  $234,900               $58.73
=================================================================================================================

     (1) Estimated maximum number of shares issuable under the Newport Federal Savings and Loan Association Long-Term Incentive Plan along with an indeterminate number of additional shares as may be necessary to adjust the number of shares registered hereunder as a result of a stock split, stock dividend, recapitalization, reclassification or similar event.
     (2) Pursuant to Rule 457(h)(1), the shares are being registered hereby based upon the average of the high and low prices of the Common Stock of the Registrant as reported on the Nasdaq SmallCap MarketSM on October 9, 2001 of $8.70 per share ($234,900 in the aggregate).

                                     PART I
                       INFORMATION REQUIRED IN THE SECTION
                                10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*.
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*.
------

     *This Registration Statement relates to the registration of up to 27,000 shares of Common Stock, no par value per share (the "Common Stock"), of United Tennessee Bankshares, Inc. (the "Company") that may be issued to participants and their beneficiaries under the Newport Federal Savings and Loan Association Long-Term Incentive Plan (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan in accordance with Rule 428(b)(1). In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
------

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

     The following  documents are incorporated by reference in this Registration
Statement:

     (a) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001 as filed with the Commission on May 15, 2001 (Commission File No. 000-23551).

     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001 as filed with the Commission on August 14, 2001 (Commission File No. 000-23551).

     (c) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 as filed with the Commission on April 2, 2001 (Commission File No. 000-23551).

     (d) The description of the Registrant's Common Stock contained in the Registrant's Form 8-A (Commission File No. 000-23551) as filed with the Commission pursuant to Section 12(g) of the 1934 Act and Rule 12b-15 promulgated thereunder, on December 24, 1997 is incorporated by reference.

ALL DOCUMENTS SUBSEQUENTLY FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE 1934 ACT, AFTER THE DATE HEREOF AND PRIOR TO THE TERMINATION OF THE OFFERING OF THE SHARES OF COMMON STOCK SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES.
------

     The Common Stock to be offered pursuant to the Plan has been registered under Section 12 of the 1934 Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
------

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
------

     Directors, officers and employees of the Company and/or the Bank may be entitled to benefit from the indemnification provisions contained in the Tennessee Business Corporation Act (the "TBCA"), the Company's Charter and federal regulations applicable to the Bank. Sections 48-18-501 through 48-18-508 of the TBCA set forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.

TENNESSEE BUSINESS CORPORATION ACT

         48-18-501         DEFINITIONS.-- In this part:

     (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction;

     (2) "Director" means an individual who is or was a director of a corporation, including individuals acting pursuant to ss. 48-18-101, or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director;

     (3) "Expenses" includes counsel fees;

     (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding;

     (5) "Official capacity" means:

     (A) When used with respect to a director, the office of director in a corporation; and

     (B) When used with respect to an individual other than a director, as contemplated in ss. 48-18-507, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise;

     (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding; and

     (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     48-18-502  AUTHORITY TO INDEMNIFY.  -- (a) Except as provided in subsection
(d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

     (1) He conducted himself in good faith; and

     (2) He reasonably believed:

     (A) In the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and

     (B) In all other cases, that his conduct was at least not opposed to its best interests; and

     (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subdivision (a)(2)(B).

     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (d) A corporation may not indemnify a director under this section:

     (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

     (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     48-18-503 MANDATORY INDEMNIFICATION. -- Unless limited by its charter, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

     48-18-504 ADVANCE FOR EXPENSES. -- (a) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

     (1) The director  furnishes the  corporation a written  affirmation  of his
good  faith  belief  that  he  has  met  the   standard  of  conduct   described
inss.48-18-502;

     (2) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification; and

     (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under this part.

     (b) The undertaking required by subsection (a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (c) Determinations and authorizations of payments under this section shall be made in the manner specified inss.48-18-506.

     48-18-505 COURT ORDERED INDEMNIFICATION. -- Unless a corporation's charter provides otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines:

     (1) The director is entitled to mandatory indemnification under ss. 48-18-503, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

     (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in ss. 48-18-502 or was adjudged liable as described in ss. 48-18-502(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

     48-18-506 DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION. -- (a) A corporation may not indemnify a director under ss. 48-18-502 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in ss. 48-18-502.

     (b) The determination shall be made:

     (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

     (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of director (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding;

     (3) By independent special legal counsel:

     (A) Selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or

     (B) If a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

     (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     (c) Authorization of the indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subdivision
(b)(3) to select counsel.

     48-18-507 INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.-- Unless a corporation's charter provides otherwise:

     (1) An officer of the corporation who is not a director is entitled to mandatory indemnification under ss. 48-18-503, and is entitled to apply for court-ordered indemnification under ss. 48-18-505, in each case to the same extent as a director;

     (2) The corporation may indemnify and advance expenses under this part to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and

     (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

     48-18-508 INSURANCE. -- A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under ss. 48-18-502 or ss. 48-18-503.

     CHARTER OF THE COMPANY

     Article XIII of the Company's Charter sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.

                         ARTICLE XIII - Indemnification

     (A) Except as provided in Section (B) of this Article, the Corporation shall indemnify a director who is made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative ("proceeding"), because he is or was a director against liability incurred in such proceeding if (1) he conducted himself in good faith;
(2) he reasonably believed, (a) in the case of conduct in his official capacity with the Corporation, that his conduct was in the Corporation's best interest and, (b) in all other cases, that his conduct was at least not opposed to its best interests; and, (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     The Corporation shall further indemnify any director and any officer who is not a director who was wholly successful, on the merits or otherwise, in the defense of any proceedings to which he was a party because he is or was a director of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

     (B) The Corporation shall not indemnify a director in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     (C) The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if (1) the director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section (A) of this Article; (2) he provides the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this
Article XIII.

     (D) The Corporation may not indemnify a director hereunder unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard set forth in Section (A) of this Article XIII. The determination shall be made:

          (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

          (2) If a quorum cannot be obtained under Subsection (1) of this Section, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

          (3) By independent special legal counsel;

               (a) Selected by the board of directors or its committee in the manner prescribed in Subsections (1) or (2) of this Section;

               (b) If a quorum of the board of directors cannot be obtained under Subsection (1) of this Section and a committee cannot be designated under Subsection (2) of this Section, selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

          (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     (E) Authorization of indemnification and evaluation that indemnification is permissible shall be made in the same manner as the determination that indemnification is permissible, except that, if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Subsection (3) of this Section to select counsel.

     (F) The Corporation may indemnify and advance expenses to an officer, employee or agent of the Corporation who is not a director to the same extent as a director hereunder.

     (G) The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify him against the same liability hereunder.

     Articles XII of the Corporation's Charter eliminates directors' liability to the Company or its shareholders as follows:

                ARTICLE XII - Elimination of Directors' Liability

     Directors of the Corporation shall have no liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XII shall not eliminate liability of a director (A) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (B) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law; or (C) for unlawful distributions under Section 48-18-304 of the Tennessee Business Corporation Act.

     If the Tennessee Business Corporation Act is amended to permit further elimination or limitation of the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended. Any repeal or modification of this Article XII or applicable Tennessee law shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
------

     Not Applicable.

ITEM 8.  EXHIBITS.
------

     The exhibits scheduled to be filed or included as part of this Registration Statement are as follows:

5.1 Opinion of Stradley Ronon Stevens & Young, LLP as to the validity of the Common Stock being registered

23.1 Consent of Stradley Ronon Stevens & Young, LLP (appears in their opinion filed as Exhibit 5.1)

23.2     Consent of Pugh & Company, P.C.

24 Power of Attorney (contained in signature page to this registration statement)

99.1     Newport Federal Savings and Loan Association Long-Term Incentive Plan

ITEM 9.  UNDERTAKINGS.
------
         The undersigned small business issuer will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) Include any additional or changed material information on to the plan of distribution; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment is incorporated by reference from the periodic reports filed by the small business issuer under the Exchange Act.

     (2) For determining any liability under the Securities Act, treat each such post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, State of Tennessee, on October 11, 2001.

                                     UNITED TENNESSEE BANKSHARES, INC.


                                     By: /s/ Richard G. Harwood
                                         ---------------------------------------
                                         Richard G. Harwood
                                         President and Chief Executive Officer
                                         (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned Directors of United Tennessee Bankshares, Inc., hereby severally constitute and appoint Richard G. Harwood, who may act, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Richard G. Harwood, who may act, may deem necessary or advisable to enable United Tennessee Bankshares, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of United Tennessee Bankshares, Inc. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Richard G. Harwood shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURES                                 TITLE                                  DATE
         ----------                                 -----                                  -----

By: /s/Richard G. Harwood                       President, Chief Executive Officer      October 11, 2001
    ---------------------------------------     and Director
    Richard G. Harwood
    (Principal Executive, Financial
    and Accounting Officer)


By: /s/J. William Myers                         Chairman of the Board                   October 11, 2001
    ---------------------------------------
    J. William Myers


By: /s/Tommy C. Bible                           Director                                October 11, 2001
    ---------------------------------------
    Tommy C. Bible


By: /s/Ben W. Hooper, III                       Director                                October 11, 2001
    ---------------------------------------
    Ben W. Hooper, III


By: /s/William B. Henry                         Director                                October 11, 2001
    ---------------------------------------
    William B. Henry


By: /s/ Robert D. Self                          Director                                October 11, 2001
    ---------------------------------------
    Robert D. Self


By: /s/Robert L. Overholt                       Director                                October 11, 2001
    ---------------------------------------
    Robert L. Overholt

                                                 INDEX TO EXHIBITS

         EXHIBIT           DESCRIPTION
         -------           -----------

         5.1 Opinion of Stradley Ronon Stevens Young, LLP as to the validity of the Common Stock being registered

         23.1 Consent of Stradley Ronon Stevens & Young, LLP (appears in their opinion filed as Exhibit 5.1)

         23.2              Consent of Pugh & Company, P.C.

         24 Power of Attorney (contained in signature page to this registration statement)

         99.1 Newport Federal Savings and Loan Association Long-Term Incentive Plan